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                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, dated August 14, 1998, into the previously filed Registration Statements of Synetic, Inc. and Subsidiaries on Form S-8 (including File Nos. 33-34925, 33-34926, 33-38446, 33-46639, 33-46640, 333-
19043, 333-21555 and 333-36041).



                                         ARTHUR ANDERSEN LLP


                                         /s/ Arthur Andersen LLP


New York, New York
September 23, 1998